UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Rule (14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BASSETT FURNITURE INDUSTRIES, INCORPORATED
3525 Fairystone Park Highway

Post Office Box 626
Bassett, VA 24055

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING

And

AMENDMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING

TO BE HELD MARCH 11, 2015

To the Stockholders of Bassett Furniture Industries, Incorporated:

        We have changed the location of this year’s annual meeting of stockholders of Bassett Furniture Industries, Incorporated. The meeting will be held at New College Institute, 191 Fayette Street, Martinsville, Virginia 24112, on Wednesday, March 11, 2015, at 10:00 a.m., local time.

Stockholders who are entitled to vote at the annual meeting, as well as invited guests of the Company, may attend the annual meeting. All stockholders planning to attend the annual meeting in person should bring this Notice and photo identification. Stockholders of record (persons whose shares are registered directly in their name) who do not bring this Notice will be required to verify their ownership at the admission counter. Beneficial owners (persons whose shares are held by their broker, bank or other nominee) who do not bring this Notice must present proof of ownership of the Company’s shares as of January 23, 2015, such as a brokerage or bank account statement.

        If you have any questions regarding this Notice or the annual meeting of stockholders, you may call the undersigned at (276) 629-6311.

By Order of the Board of Directors
Jay R. Hervey Vice President, General Counsel, Secretary and Real Estate
Bassett, VA February 18, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 11, 2015

The Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders, this Notice and Amendment, and the Annual Report for the fiscal year ended November 29, 2014 are available at http://investors.bassettfurniture.com/.